UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2016

SPHERIX INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 Avenue of the Americas, 2nd Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 2, 2016, Spherix Incorporated. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Laidlaw & Company (UK) Ltd. as representative of the several underwriters listed on Schedule I thereto (the “Underwriters”), relating to the public offering and sale (the “Offering”) of up to 1,592,357 shares of the Company’s common stock at a price to the public of $1.57 per share (the “Offering Price”).  Under the terms of the Underwriting Agreement, the Company has granted the representative of the underwriters a 30-day option to purchase up to 231,349 additional shares of its common stock. The gross proceeds to the Company are expected to be $2,500,000.49, before deducting the underwriting discount and other estimated offering expenses payable by the Company assuming no exercise by the Underwriters of their over-allotment option, or $2,863,218.42 if the Underwriters exercise their over-allotment option.  The sale of such shares is expected to close on August 8, 2016, subject to customary closing conditions. This offering is being completed on a ‘‘firm commitment’’ basis.

The common stock is being offered and sold pursuant to the Company’s effective shelf registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-198498) declared effective by the SEC on November 18, 2014, a preliminary prospectus supplement and final prospectus supplement filed with the SEC on August 2, 2016 and August 3, 2016, respectively, in connection with the Company’s takedown relating to the Offering.  A copy of the opinion of Zukerman Gore Brandeis & Crossman, LLP relating to the legality of the issuance and sale of the securities in this Offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The underwriting agreement is attached hereto as an exhibit to provide interested persons with information regarding its terms, but is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

Pursuant to the Underwriting Agreement, subject to certain exceptions, the Company, for a period ending 90 days after the date of the Underwriting Agreement, and its directors and officers, for a period ending 180 days after the date of the Underwriting Agreement, have agreed not to sell or otherwise dispose of any of the Company’s securities held by them without first obtaining the written consent of Laidlaw & Company (UK) Ltd., as representative of the Underwriters, subject to certain exceptions.

The foregoing is only a brief description of the material terms of the Underwriting Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder. A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01.  Other Events.

On August 2, 2016 the Company issued a press release announcing it had commenced the Offering.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 3, 2016, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties.  Such forward-looking statements include statements about the expected settlement of the sale and purchase of securities described herein and the Company’s receipt of net proceeds therefrom.  Actual events or results may differ materially from the Company’s expectations.  Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to satisfy applicable closing conditions under the Underwriting Agreement.  Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Prospectus Supplement and accompanying prospectus and the Company’s reports filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated August 2, 2016, by and among Spherix Incorporated and the underwriters named on Schedule I thereto
5.1	Opinion of Zukerman Gore Brandeis & Crossman, LLP
23.1*	Consent of Zukerman Gore Brandeis & Crossman, LLP
99.1	Press Release issued by Spherix Incorporated on August 2, 2016
99.2	Press Release issued by Spherix Incorporated on August 3, 2016

* Contained in Exhibit 5.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 3, 2016

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer